Exhibit 99.1 PRESS RELEASE, DATED AUGUST 7, 2013, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2014

EnerSys Reports First Quarter Fiscal 2014 Results
Reading, PA, USA, August 7, 2013 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2014, which ended on June 30, 2013.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2014 were $40.8 million, or $0.83 per diluted share, including a charge of $0.3 million, net of tax, for restructuring plans. The Net earnings of $0.83 per diluted share, compares to Net earnings per diluted share of $0.95 for the first quarter of fiscal 2013, which included an unfavorable net of tax charge of $0.3 million for restructuring plans and $0.1 million for fees related to acquisition activities. Lower gross profit and operating earnings in the first quarter of fiscal 2014 reflect the impact of higher commodity costs as compared to the first quarter of fiscal 2013.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2014, on a non-GAAP basis was $0.83, which exceeds the guidance of $0.78 to $0.82 per diluted share given by the Company on May 28, 2013. These earnings compare to the prior year first quarter adjusted Net earnings of $0.95 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the first quarter of fiscal 2014 were a record $597.3 million, up slightly, from the prior year first quarter net sales of $593.9 million, our previous record quarterly sales. Sequential quarterly sales increased 4% from the fourth quarter of fiscal 2013 net sales of $572.2 million due to a 5% increase in organic volume and a 1% decrease from foreign currency translation impact.

The Company’s operating results for its business segments for the first quarters of fiscal 2014 and 2013 are as follows:

	Quarter ended
	($ millions)
	June 30,	July 1,
	2013	2012
Net sales by Segment
EMEA	$231.0	$237.1
Americas	315.6	288.9
Asia	50.7	67.9

Total net sales	$597.3	$593.9

Operating earnings
EMEA	$16.1	$17.2
Americas	41.7	44.6
Asia	5.2	8.9
Restructuring charges-EMEA	(0.4)	(0.4)
Acquisition activity expense-Americas	—	(0.1)

Total operating earnings	$62.6	$70.2

EMEA - Europe, the Middle East and Africa

“During our first quarter we achieved record quarterly sales and remained above our 10% minimum operating earnings percentage goal for the sixth consecutive quarter, inspite of rising commodity costs,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. “I am pleased with our first quarter adjusted earnings of $0.83 per diluted share.”

Mr. Craig added, “Our second quarter guidance for non-GAAP adjusted net earnings per diluted share will be between $0.81 to $0.85, which excludes the expected charge of $0.05 from our ongoing restructuring programs and acquisition expenses. Historically, our second quarter is impacted by the vacation season in Europe and the Americas. Additionally, we will experience a year-over-year increase in commodity costs in our first half of fiscal 2014. If lead prices hold at current levels that will certainly be a boost to our fiscal 2014 second half earnings.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	June 30, 2013		July 1, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$40.8		$45.8
Non-GAAP adjustments, net of tax:
Restructuring charge-EMEA	0.3	(1)	0.3	(1)
Acquisition activity expense-Americas	—		0.1	(2)
Non-GAAP adjusted net earnings	$41.1		$46.2

Weighted-average common shares used in per share calculations
Basic	47,868,982		47,901,203
Diluted	49,304,944		48,426,991

Non-GAAP adjusted net earnings per share:
Basic	$0.86		$0.96
Diluted	$0.83		$0.95

Reported net earnings per share:
Basic	$0.85		$0.96
Diluted	$0.83		$0.95

(1)	Resulting from pre-tax restructuring charges in EMEA of approximately $0.4 million in each of the first quarter of fiscal 2014 and in the first quarter of fiscal 2013.
(2)	Resulting from pre-tax charges for acquisition activity expense of approximately $0.1 million in Americas for the first quarter of fiscal 2013.

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	June 30, 2013	July 1, 2012

Net sales	$597.3	$593.9
Gross profit	140.1	148.3
Operating expenses	77.1	77.7
Restructuring charges	0.4	0.4
Operating earnings	62.6	70.2
Earnings before income taxes	56.0	64.3
Net earnings attributable to EnerSys stockholders	$40.8	$45.8

Net earnings per common share attributable to EnerSys stockholders:
Basic	$0.85	$0.96
Diluted	$0.83	$0.95
Weighted-average common shares outstanding:
Basic	47,868,982	47,901,203
Diluted	49,304,944	48,426,991

EnerSys will host a conference call to discuss the Company's first quarter fiscal 2014 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, August 8, 2013 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, August 8, 2013
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-546-5021
International Dial-In Number:	857-244-7553
Passcode:	67569416

A replay of the conference call will be available from 11:00 a.m. on August 8, 2013 through 11:59 p.m. on September 17, 2013.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	81375507

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world under the direction of its Americas, EMEA and Asia regional headquarters.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2013. No undue reliance should be placed on any forward-looking statements.